Exhibit 10.1

CORPORATE OFFICE ONE FEDERAL STREET BOSTON, MA 02110 www.ironmountain.com

August 6, 2021

Mr. Ernest Cloutier
34 Livingston St.
Wellesley, MA 02482

Dear Ernie:
This will confirm that we have agreed to the following terms and conditions regarding your separation from employment with Iron Mountain Information Management, LLC (“Iron Mountain” or the “Company”).

1.End of Employment. Your employment with Iron Mountain will terminate on December 31, 2021 (the “Termination Date”). Effective as of October 1, 2021, you will no longer serve as an Executive Vice President and General Manager, Global Records and Information Management (“EVP & GM, Global RIM”) of Iron Mountain Incorporated and of its subsidiaries. Between such date and the Termination Date, your role will be to facilitate the transition of the EVP & GM, Global RIM role and to support the Company’s new and/or acting EVP & GM, Global RIM. If you resign your employment with Iron Mountain prior to the Termination Date, the benefits described in Sections 2 and 4 of this Agreement and benefits under the Iron Mountain Companies Severance Plan Severance Program No. 1 (“Severance Program No. 1”) will be forfeited. Notwithstanding the foregoing, if you accept or announce your acceptance of a position with any entity other than Iron Mountain, its subsidiaries, or affiliates, such acceptance or announcement shall not be interpreted either as a resignation from your employment or a notification of your intent to resign, and shall not otherwise impact your right to severance pay and other benefits under this Agreement, Severance Program No. 1, or the Iron Mountain Companies Severance Plan, as applicable; provided, however, that you remain an employee of Iron Mountain through the Termination Date.

2.Severance Pay and Equity Vesting. Provided that you (a) sign this Agreement and do not revoke your signature; (b) comply with all of your obligations set forth herein and under Section 3.4(a) of Severance Program No. 1, and (c) on or after the Termination Date, sign (and not revoke) a release of claims in the form attached hereto as Exhibit A, then Iron Mountain will provide you with the benefits set forth in Severance Program No. 1. Pursuant to Section 3.1(c) of Severance Program No. 1, your Target Bonus Payment will be calculated as follows: 110% of your base salary on the Termination Date multiplied by your average payout percentage based upon financial performance and individual performance goals for

Mr. Ernest Cloutier

2018, 2019, and 2020. The timing of your Severance Pay is governed by Severance Program No. 1.

3.Authorized Deductions. You hereby authorize the Company to deduct from the severance payments(s), to the fullest extent permissible by law, including but not limited to (i) undocumented and unauthorized travel and expense reimbursement; (ii) negative vacation balance or overpayment of compensation; and (iii) any unpaid balance on your corporate American Express Card and/or your corporate Citibank Card. You agree to provide the Company, within one week of your Termination Date, all travel and expense related documentation for which you have received or are seeking reimbursement.

4.Benefits. All Company benefits will end on your Termination Date except as otherwise provided herein or pursuant to applicable law. Under Section 3.2(a) of Severance Program No. 1, the Company will continue to pay the employer share of the cost of medical and dental coverage for you, your spouse and your dependents until the earlier of 52 weeks following your termination or the date on which you become covered under another group health plan.

5.Tax Support and Equalization. The Company will provide you with up to $20,000 per year for tax preparation through PwC for tax filings for calendar years 2021 and 2022. PwC will invoice the Company directly. The Company will be responsible for all reasonable tax equalization costs incurred as a result of your assignment for Iron Mountain.

6.Outplacement. In accordance with Section 3.2(b) of Severance Program No. 1, you are also eligible for up to outplacement services (through Lee Hecht Harrison), such outplacement services will continue for 12 months following the Termination Date. You may start using such outplacement services prior to the Termination Date.

7.Unemployment Compensation. Eligibility for state unemployment compensation benefits is determined by applicable state law. Iron Mountain will not contest or appeal any claim for unemployment compensation benefits that you may file after the Termination Date.

8.Release of Claims. In exchange for the promises and payments described in this Agreement, you must execute and return the Release attached hereto as Exhibit A. If you sign and date the Release prior to the Termination Date, you may be required to sign a second, identical Release on the Termination Date in order to waive any claim(s) that may have arisen between the date you signed this agreement and the Termination Date.

Mr. Ernest Cloutier

You hereby represent that you have not previously filed or joined in any complaints, charges or lawsuits against Iron Mountain pending before any governmental agency or court of law relating to your employment and/or the termination thereof. You acknowledge that any workplace injuries you may have sustained during the course of your employment with Iron Mountain have resolved and you have no new injuries to report.

9.Iron Mountain Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement. You hereby acknowledge and affirm your continuing obligations under the Iron Mountain Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement, or such similar agreement signed by you as a condition of your employment with Iron Mountain that protects the company’s confidential information, intellectual property and customer relationship (collectively referred to as “Employee Agreement”).  The Employee Agreement shall continue in full force and effect also after the Termination Date and is incorporated into this Agreement by reference. You acknowledge that your continued compliance with the Employee Agreement is a condition of your receiving the severance payments and benefits provided in this Agreement. If you violate your Employee Agreement, you acknowledge that Iron Mountain has the right to demand that you return all the payments under Section 2 (except $100) and that if you fail to return the Payments (except $100) within 14 days of receiving Iron Mountain’s written demand for such repayment, Iron Mountain has the right to seek legal recourse against you and that in addition to the repayment, you agree to reimburse Iron Mountain for all reasonable attorneys’ fees and costs associated with enforcing this Section.

10.Return of Property. All equipment, documents and materials provided to you during your employment with Iron Mountain are the sole property of Iron Mountain. You agree to return to Iron Mountain all such property within your possession or control, including, but not limited to, laptop and related devices, phone, credit cards, customer and vendor records and other documents and materials, whether hard copy or electronic form, and all copies thereof, and all other property belonging to Iron Mountain no later than the Termination Date. You further agree to provide any passwords or security codes necessary for Iron Mountain to access the above materials no later than your Termination Date. By signing this Agreement, you hereby acknowledge that you have complied with the obligations under this Section 10.

11.Confidentiality/Non-Disparagement/Cooperation. Except as required by law and as otherwise provided in Section (f) of Exhibit A and this Section 11, you agree:

Mr. Ernest Cloutier

a.You will not disclose this Agreement and its terms, or the facts and circumstances leading to any Claims as defined by Section (a) of Exhibit A, to any person, firm or entity, except to your spouse, accountant(s), financial planner(s) and attorney(s), and to them only if they agree to keep this Agreement and its terms confidential. Nothing herein is intended to preclude you from (i) reporting alleged violations of law to governmental agencies to the extent that such laws prohibit such restrictions; (ii) disclosing this Agreement to your state unemployment office; or (iii) disclosing good faith claims of sexual harassment and/or sexual abuse by Released Parties (as defined in Exhibit A) arising on or before the effective date of this Agreement or the Release of Claims.

b.You will not disparage the Company, its management, products, business practices or strategy. The obligation of non-disparagement set forth in this Section 11(b) includes disparagement in any form or forum, including but not limited to any print or electronic media, social networking site, blog, tweet, website, and statements to or in the press including any trade press. You are permitted to provide truthful information in response to a legal subpoena or other legal process.

c.To the extent such cooperation does not unreasonably interfere with your other duties, you will cooperate with the Company and its legal counsel in connection with any current or future litigation, investigation or other legal matters involving the Company about which you have knowledge or information and to make yourself available at mutually convenient times and reasonable locations. The Company will reimburse you for reasonable travel expenses incurred by you as a result of, and directly related to, your cooperation. Your obligation to cooperate shall continue after your Termination Date.

12.Indemnification. Iron Mountain’s obligations to indemnify you in accordance with Article XII of the bylaws of Iron Mountain Incorporated, as in effect on the date hereof, shall continue following your Termination Date.

13.Remedies. If you breach any term of this Agreement, Iron Mountain may commence legal action and pursue its available legal and equitable remedies, including, but not limited to, suspending and recovering any and all payments and benefits made or to be made under this Agreement. In the event of your breach of any term of this Agreement, you will be responsible for Iron Mountain’s costs incurred, including attorneys’ fees, in enforcing its rights under this Agreement.

Mr. Ernest Cloutier

14.Successors and Assigns. The rights and obligations of this Agreement shall inure to the benefit of the successors and assigns of Iron Mountain. This Agreement may not be assigned by you.

15.Enforceability; Severability. If a court finds any term of this Agreement to be invalid or unenforceable, the parties agree that the court shall modify such term to make it enforceable to the maximum extent possible. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions, or any part, hereof.

16.Law Governing; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles. You agree that all disputes arising under or out of this Agreement shall be brought in a court of competent jurisdiction within the Commonwealth of Massachusetts and you hereby consent to exclusive jurisdiction in such court with respect to all such disputes.

17.Entire Agreement; No Representations. This Agreement constitutes the entire agreement between you and Iron Mountain concerning the terms and conditions of your separation from employment with Iron Mountain and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between you and Iron Mountain, except as otherwise specifically referenced herein. You agree that Iron Mountain has not made any representations or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.

18.Modification and Waiver. This Agreement may be amended or modified only by a written instrument signed by you and an authorized representative of Iron Mountain. The failure of you or Iron Mountain at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

19.Knowing and Voluntary Waiver of Legal Claims. Because you are waiving certain legal claims against Iron Mountain under Section 8 of this Agreement in exchange for the receipt of the compensation and benefits set forth in this Agreement, you acknowledge and agree that:

a.This waiver is part of the Agreement between yourself and the Company, and it is written in a manner that you understand;

b.In signing this Agreement, you are not waiving rights or claims that may arise after the date that this Agreement becomes effective;

Mr. Ernest Cloutier

c.You have the right to review this Agreement with an attorney before signing the Agreement, and you have voluntarily chosen whether or not to consult with counsel before signing the Agreement;

d.You may take up to twenty-one (21) days to review this Agreement before you decide to sign the Agreement, and if you sign the Agreement before the end of that twenty-one (21) day period, you have intentionally waived the remainder of this review period;

e.Should you choose to execute this Agreement, you have an additional period of seven (7) days from the date of execution to change your decision to enter into the Agreement and rescind your signature (the “Rescission Period”). This Agreement shall not become enforceable until this Rescission Period has expired. If you choose to rescind the Agreement you must deliver a written and signed notice of your rescission to: Iron Mountain, Attn. Chief Human Resources Officer, One Federal Street, Boston, MA 02110; and

f.By signing this Agreement, you acknowledge that you have read this Agreement, that you fully understand its terms, and that you have entered into this Agreement knowingly and voluntarily.

Please indicate your acceptance of this Agreement by signing both copies and returning one copy in the enclosed envelope to Edward E. Greene, EVP Chief Human Resources Officer Officer, Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110 within twenty-one (21) days from your receipt of this Agreement. Please keep the other copy for your records.

Very truly yours,
___/s/ Edward E. Greene_________
Edward E. Greene
Executive Vice President and Chief Human Resources Officer

Mr. Ernest Cloutier

ACCEPTED AND AGREED:
___/s/ Ernest Cloutier_____________________    Date: ____27 August 2021___
Ernest Cloutier

EXHIBIT A

ADDENDUM TO SEVERANCE AGREEMENT AT CONCLUSION OF EMPLOYMENT

Pursuant to the Severance Agreement dated ____________________, 2021 (the “Agreement”) and as a condition precedent of receiving the severance benefits contained in the Agreement, I hereby execute this Release of Claims up through and including the date of execution of this addendum below.

Release of Claims.

(a)In exchange for the promises and payments described in the Agreement, you (on behalf of yourself and your heirs, executors, administrators and assigns) hereby release and forever discharge Iron Mountain Incorporated, its subsidiaries, divisions, and affiliated entities, and all of their respective present and former officers, directors, shareholders, trustees, employees, agents, representatives, consultants, predecessors, successors and assigns, in their official and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, causes of action, legal disputes, liabilities or damages of any nature whatsoever, both in law and equity, which you have had, now have, or may have in the future, against the Released Parties, whether or not either known to you now or discovered by you hereafter (collectively referred to as “Claims”).

(b)Scope of Claims Release. This general Release of Claims includes, without limitation, all Claims relating to your employment and termination of employment with the Company, the Company’s employment and business practices, the compensation and benefits provided to you by the Company, all contract and tort Claims, all Claims for reinstatement, severance pay, attorney’s fees or costs, all Claims for retaliation of any kind, all Claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f) (“OWBPA”), the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act (“WARN”), and any amendments to the foregoing statutes, and any other federal, state or local statute, regulation, ordinance or common law creating employment-related causes of action, and all claims related to or arising out of your employment or the termination of your employment with Iron Mountain.

(c)Claims Excluded From Release. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Release of Claims does not include and will not preclude (i) claims under the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. et seq.) for vested benefits under The Iron Mountain Companies 401(k)

Mr. Ernest Cloutier

plan, or any other qualified retirement plan; (ii) claims for benefits under state workers’ compensation statutes; (iii) claims under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); (iv) claims, actions, or rights arising under or to enforce the terms of this Agreement; and (v) any claim that cannot be released under applicable law.

(d)Full Satisfaction. You agree to accept the provision set forth in the Agreement in full satisfaction of all Claims, including but not limited to all claims for compensation or benefits, which you may have against the Released Parties. Except as otherwise set forth in this Agreement, you agree that the Company has fully satisfied any and all obligations whatsoever owed to you arising out of your employment with the Company. The parties agree that this provision is intended to release the Released Parties from any and all liability to the fullest extent permitted by law.

(e)You specifically agree to waive the provisions of the Massachusetts Wage Act, M.G.L. c. 149 and in so doing you explicitly waive any claims for unpaid wages.

(f)You agree and represent that no complaint, lawsuit or investigation has been brought, filed or initiated by you, or by any agent or representative on your behalf, in any local, state or federal court or governmental agency. You hereby agree that neither you nor any representative or agent will ever assert in any forum any claim as to which this release of claims may lawfully be applied. You hereby agree, to the fullest extent permitted by law, that you will not join, assist or voluntarily participate in any lawsuit or class action brought or filed against the Released Parties. Nothing in the Agreement, including this addendum, restricts or prohibits you from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a government agency or entity (without the need to seek the Company’s prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”) or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, you are waiving your right to receive any individual monetary relief from the Released Parties resulting from such claims.

Mr. Ernest Cloutier

Iron Mountain has advised me that I have the right to consult with an attorney prior to signing this Release.  I have had at least twenty-one (21) days after receiving this Release to decide whether to sign it.  I understand that if I sign this Release, I will have seven (7) days thereafter to revoke my signature by delivering a signed notice of revocation to Iron Mountain before the expiration of the 7-day period.  This Release will become binding on the eighth day after I sign it unless I have timely revoked my signature.  I understand that if I do not sign this Release or if I sign it and then revoke, I will not receive any of the benefits described in Severance Program No. 1 or the Agreement.

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